Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-201179 of our report dated March 31, 2014 (May 14, 2014 as to Notes 5 and 6) relating to the financial statements of Reverse Mortgage Investment Trust, Inc. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

February 17, 2015